Exhibit 99.1
FOOTNOTES

Notes to Footnote 1:

The shares of
Common Stock issuable upon conversion of the Series A Preferred
Stock and
Series B Preferred Stock are held directly as follows: 27,734 shares held by Atlas Venture Fund III, L.P. (AV III), 602 shares held by Atlas

Venture Entrepreneurs Fund III, L.P. (AVE III), 1,561,529 shares held by

Atlas Venture Fund IV, L.P. (AV IV), 453,342 shares held by Atlas Venture

Parallel Fund IV-A, C.V. (AV IV-A) and 25,195 shares held by Atlas
Venture
Entrepreneurs Fund IV, L.P. (AVE IV). The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. Dr. Formela is a director of Atlas
Venture Associates III,
Inc., the general partner of Atlas Venture
Associates III, L.P., the general
partner of AV III and AVE III.  In
addition, Dr. Formela is a director of
Atlas Venture Associates IV, Inc.,
the general partner of Atlas Venture
Associates IV, L.P., the general
partner of AV IV, AVE IV and AV IV-A. In such capacities he may be deemed to beneficially own these shares.
Dr. Formela disclaims
beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

Notes to Footnote 2:

Represents
shares of Common Stock held directly immediately following the reported transaction as follows: 27,734 shares held by AV III, 602 shares held by
AVE III, 1,880,457 shares held by AV IV, 545,934 shares held by AV IV-A and 30,341 shares held by AVE IV. Dr. Formela is a director of Atlas

Venture Associates III, Inc., the general partner of Atlas Venture
Associates
III, L.P., the general partner of AV III and AVE III. In addition, Dr. Formela is a director of Atlas Venture Associates IV, Inc., the general partner of
Atlas Venture Associates IV, L.P., the general partner of AV IV, AVE IV and
AV IV-A.  In such capacities he may be
deemed to beneficially own these shares.
Dr. Formela disclaims beneficial
ownership of the reported shares except to the extent of his pecuniary interest therein.

Notes to Footnote 5:

Represents the number of
shares of Series A Preferred Stock held directly immediately prior to the reported transaction as follows: 55,468 shares held by AV III, 1,204 shares held by AVE III, 2,522,984 shares held by AV IV, 732,472 shares held by AV IV-A and 40,708 shares held by AVE IV. Dr. Formela is a director of Atlas Venture Associates III, Inc., the general partner of

Atlas Venture Associates III, L.P., the general partner of AV III and AVE
III.
In addition, Dr. Formela is a director of Atlas Venture Associates
IV, Inc.,
the general partner of Atlas Venture Associates IV, L.P., the general partner of AV IV, AVE IV and AV IV-A. In such capacities he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

Notes to Footnote 6:

The shares of
Common Stock issuable upon conversion of the Series A Preferred Stock are held directly as follows: 27,734 shares held by AV III, 602 shares held by AVE III, 1,261,492 shares held by AV IV, 366,236 shares held by AV
IV-A and 20,354 shares held by AVE IV.  Dr. Formela is a director of

Atlas Venture Associates III, Inc., the general partner of Atlas Venture

Associates III, L.P., the general partner of AV III and AVE III.  In addition, Dr. Formela is a director of Atlas Venture Associates IV, Inc.,

the general partner of Atlas Venture Associates IV, L.P., the general partner of AV IV, AVE IV and AV IV-A. In such capacities he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

Notes to Footnote 7

Represents the
number of shares of Series B Preferred Stock held directly immediately prior to the reported transaction as follows: 600,074 shares held by AV
IV, 174,212 shares held by AV IV-A and 9,682 shares held by AVE IV. Dr.
Formela is a director of Atlas Venture Associates IV, Inc., the general partner of Atlas Venture Associates IV, L.P., the general partner of AV
IV, AVE IV and AV IV-A.  In such capacities he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

Notes to Footnote 8

The shares of Common Stock
issuable upon conversion of the Series B Preferred
Stock are held
directly as follows: 300,037 shares held by AV IV, 87,106 shares held by
AV IV-A and 4,841 shares held by AVE IV.  Dr. Formela is a director of

Atlas Venture Associates IV, Inc., the general partner of Atlas Venture

Associates IV, L.P., the general partner of AV IV, AVE IV and AV IV-A.

In such capacities he may be deemed to beneficially own these shares.

Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.